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                                    EXHIBIT 3

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                      BNY/Ivy Multi-Strategy Hedge Fund LLC

                   Tendered Pursuant to the Offer to Purchase
                             Dated November 8, 2004
                           As Amended December 3, 2004

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                   RECEIVED BY THE COMPANY BY, 12:00 MIDNIGHT,
                   EASTERN TIME, ON WEDNESDAY, DECEMBER 15, 2004,
                          UNLESS THE OFFER IS EXTENDED.
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          Complete This Notice of Withdrawal And Return Or Deliver To:

                              The Bank of New York
                             101 Barclay Street, 20W
                               New York, NY 10286

                           Attn: Global Fund Services

                           For additional information:

                              Phone: (877) 470-9122

                               Fax: (212) 815-2313

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BNY/Ivy Multi-Strategy Hedge Fund LLC

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited liability company interest in BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company"), or the tender of a portion of such interest, for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated
_____________________.

This tender was in the amount of:

     [ ]  Entire limited liability company interest.

     [ ] Portion of limited liability company interest expressed as a specific dollar value.

                              $_____________________

     [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of the interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

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BNY/Ivy Multi-Strategy Hedge Fund LLC


Signature(s).

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For Individual Investors                    For Other Investors:
------------------------                    -------------------
and Joint Tenants:
-----------------


------------------------------------        ------------------------------------
Signature                                   Print Name of Investor
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)


------------------------------------        ------------------------------------
Print Name of Investor                      Signature

                                            (Signature of Owner(s) Exactly as
                                            Appeared on Subscription Agreement)


------------------------------------        ------------------------------------
Joint Tenant Signature if necessary         Print Name of Signatory and Title
(Signature of Owner(s) Exactly as
Appeared on Subscription Agreement)


------------------------------------        ------------------------------------
Print Name of Joint Tenant                  Co-signatory if necessary
                                            (Signature of Owner(s) Exactly as
                                            Appeared on Subscription Agreement)


                                            ------------------------------------
                                            Print Name and Title of Co-signatory

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Date: _____________________